Exhibit 99.1

FULL HOUSE RESORTS ANNOUNCES APPOINTMENT OF JOSHUA LE DUFF AS
SENIOR VICE PRESIDENT AND CHIEF MARKETING OFFICER

Las Vegas – May 13, 2025 – Full House Resorts, Inc. (Nasdaq: FLL) (the “Company”) today announced that it has named Joshua Le Duff as its Senior Vice President and Chief Marketing Officer, subject to customary gaming approvals.

Mr. Le Duff has extensive marketing experience in the casino industry, including in regional casino gaming markets. Most recently, he served as Vice President of Marketing at Pala Casino Spa Golf Resort, a AAA Four Diamond property and one of Southern California’s top casino destinations. At Pala, he led a reimagining of the property’s reinvestment strategy, driving revenue growth and improved marketing returns. He also guided the evolution of the property’s marketing technology, launching Pala’s guest-facing digital platforms, including its mobile app. Earlier in his career, Mr. Le Duff held a range of leadership positions at Isle of Capri Casinos, including Vice President of Marketing, where he supported brand and database growth prior to the company’s acquisition by Eldorado Resorts. Mr. Le Duff holds a bachelor’s degree in political science from the University of California, Los Angeles, and a master’s degree in business administration from the University of Michigan’s Ross School of Business.

In connection with his hiring, the compensation committee of the Company’s board of directors (the “Compensation Committee”) approved a grant of an inducement equity award of 29,940 restricted shares to Mr. Le Duff. Subject to his continuing service through the vesting dates, one-third of the total number of shares granted will vest on each of May 12, 2026, 2027, and 2028, the anniversary dates of Mr. Le Duff’s commencement of employment and the grant of restricted shares. The award was granted outside of the Company’s 2015 Equity Incentive Plan and was approved by the Compensation Committee in accordance with Nasdaq Listing Rule 5635(c)(4) as a material inducement to Mr. Le Duff’s entry into employment with the Company.

Cautionary Note Regarding Forward-looking Statements

This press release may contain statements by us and our officers that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “expect,” “future,” “should,” “will” and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Such risks include, without limitation, dependence on existing management, competition, uncertainties over the development and success of our acquisition and expansion projects, the financial performance of our finished projects and renovations, general macroeconomic conditions, legal risks, and regulatory and business conditions in the gaming industry. Additional information concerning potential factors that could affect our financial condition and results of operations is included in the reports we file with the Securities and Exchange Commission, including, but not limited to, Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Annual Report on Form 10-K for the most recently ended fiscal year and our other periodic reports filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or revise our forward-looking statements as a result of new information, future events or otherwise. Actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

About Full House Resorts, Inc.

Full House Resorts owns, leases, develops and operates gaming facilities throughout the country. Our properties include American Place in Waukegan, Illinois; Silver Slipper Casino and Hotel in Hancock County, Mississippi; Chamonix Casino Hotel and Bronco Billy’s Casino in Cripple Creek, Colorado; Rising Star Casino Resort in Rising Sun, Indiana; and Grand Lodge Casino, located within the Hyatt Regency Lake Tahoe Resort, Spa and Casino in Incline Village, Nevada. For further information, please visit www.fullhouseresorts.com.

Contact:

Lewis Fanger, Chief Financial Officer

Full House Resorts, Inc.

702-221-7800

www.fullhouseresorts.com